September 9, 2003

AIF II NT, Ltd.
Unit 3(1), Main Office Tower
Financial Park Labuan
Jalan Merdeka
8/000 Labuan
F.T. Labuan
Malaysia

AIG Asian Opportunity Fund L.P.
c/o AIG Global Investment Corp. (Asia) Ltd.
Suite 3601 Pacific Place
88 Queensway
Hong Kong

Newbridge Asia HT, L.P.
c/o M&C Corporate Services Ltd.
Ugland House
P.O. Box 309
George Town
Grand Cayman

         Reference is made to the Investment Agreement, dated as of September 9, 2003, by and among the Company and the Investors (the "Investment Agreement") pursuant to which the Investors have agreed to purchase from the Company, and the Company has agreed to issue and sell to the Investors an aggregate 182,812,500 shares of Common Stock at the purchase price of Won 3,200 per share. Unless otherwise specified, all capitalized terms used but not defined herein shall have the meanings set forth in the Investment Agreement.

         In connection with transactions contemplated by the Investment Agreement and as an inducement to the Investors to enter into the Investment Agreement, the Company has agreed to enter into certain additional agreements as set forth in this letter agreement (this "First Letter Agreement").

         1. As promptly as possible after Closing and delivery by the Investors of relevant invoices (based on the supporting documents specified in Annex A attached hereto which supporting documents shall have been delivered to the Company), and in any event no later than thirty (30) days thereafter, the Company shall pay on behalf of the Investors up to US$8,000,000 of (i) the fees and expenses incurred by the Investors to third party advisors, including legal counsel, investment bankers, accountants, consultants and other third party advisors, and (ii) the out-of-pocket expenses of the employees of the Investors and their affiliates, in connection with or related to the Transactions and the proposed business combinations contemplated by the Company and the Investors in connection with the Investors' proposed investment in the Company, as directed by the Investors, including without limitation, fees and expenses incurred in connection with or related to (a) the accounting, legal and technical due diligence conducted by the Investors, (b) the syndication of the purchase of the Investment Shares, (c) the preparation and negotiation of the Transaction Documents and related documentation, and (d) the consummation of the Transactions on the Closing Date; provided, that not more than US$3,000,000 shall be reimbursed in respect of any such fees and expenses incurred prior to June 30, 2002. Such fees and expenses shall include, without limitation, all fees and expenses of the Investors' legal counsel (including, without limitation, those incurred in connection with the preparation and negotiation of the Transaction Documents and the syndication of the purchase of the Investment Shares), all third-party consultants engaged by the Investors to assist in such transactions and all fees and expenses incurred in connection with any filings to be made with any governmental agency.

         2. In the event that the Company is not able to obtain the approval of its Board of Directors or the approval of its shareholders (i) in connection with the authorization and approval of the execution, delivery and performance of the Transaction Documents and the consummation of the Transactions, or any other documents or actions relating thereto, or (ii) as otherwise may be required by the Investment Agreement as a condition to closing, the Company promptly shall directly pay or reimburse the Investors for up to US$2,500,000 of
(a) the fees and expenses incurred by the Investors to third party advisors, including attorneys, investment bankers, accountants, consultants and other third party advisors, and (b) the out-of-pocket expenses of the employees of the Investors and their affiliates, in connection with or related to the accounting, legal and technical due diligence conducted by the Investors in connection with or related to the Transactions and the proposed business combinations described in paragraph 2 above, and the preparation and negotiation of the Transaction Documents and related documentation upon delivery by the Investors of relevant invoices (based on the supporting documents specified in Annex A attached hereto which supporting documents shall have been delivered to the Company). Such fees and expenses shall include, without limitation, all fees and expenses of the Investors' legal counsel (including those incurred in connection with the preparation and negotiation of the Transaction Documents and related documentation), all third-party consultants engaged by the Investors to assist in the Transactions and the proposed business combinations described in paragraph 1 above and all fees and expenses incurred in connection with any filings to be made with any governmental agency.

         3. All amounts payable pursuant to this letter shall be paid in immediately available funds to the account(s) designated by the Investors in
Schedule I attached hereto. All amounts payable by the Company to the Investors hereunder shall be limited to (i) the fees and expenses of third party advisors, including attorneys, investment bankers, accountants, consultants and other third party advisors, and (ii) the out-of-pocket expenses of the employees of the Investors and their affiliates.

         4. Each of Section 10.1 (Investors' Representative), Section 10.5 (Counterparts), Section 10.6 (Notice), Section 10.7 (Governing Law; Consent to Jurisdiction), Section 10.8 (Waiver of Jury Trial), Section 10.9 (Amendments and Waivers), Section 10.10 (Severability) and Section 10.11 (Specific Performance) of the Investment Agreement shall be incorporated by reference herein and shall apply in all respects to this First Letter Agreement as if set out expressly herein, except that all references to "this Agreement" therein shall be deemed to be references to this First Letter Agreement.



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



         If the foregoing is consistent with the Investors' understanding and acceptable to the Investors, please execute the enclosed copies of this letter whereupon this First Letter Agreement shall become a binding agreement among the parties.


                                   Very truly yours,

                                   HANARO TELECOM, INC.


                                   By:
                                        ---------------------------------------
                                        Name:
                                        Title:

Agreed and Accepted by the Investors' Representatives on behalf on the
  Investors:

AIF II NT, LTD.


By
    --------------------------
Name:    Wilfried E. Kaffenberger
Title:   Attorney-in-fact

                        AIG ASIAN OPPORTUNITY FUND L.P.

By:  AIG Asian Opportunity G.P., L.L.C., its General Partner

By
    --------------------------
Name:    David Yeung
Title:   Director

NEWBRIDGE ASIA HT, L.P.

By:  Newbridge Asia HT, Ltd., its General Partner


By
    --------------------------
Name:    Daniel A. Carroll
Title:   Director

                                   SCHEDULE I

AIF II NT, Ltd.

Correspondent Bank:
                                    Citibank N.A.
                                    111 Wall Street
                                    New York, New York U.S.A.
                                    Fed ABA: 021000089
                                    CHIPS ABA: 0008
                                    S.W.I.F.T. Code: CITIUS33

Beneficiary Bank:
                                    The Bank of Bermuda Limited
                                    Hamilton, Bermuda
                                    CHIPS UID:       005584
                                    S.W.I.F.T. Code: BBDA BMHM
BENEFICIARY

Account name:                       AIG Asian Infrastructure Fund II L.P.
Account number:                     #1010-917636


AIG ASIAN OPPORTUNITY FUND, L.P.

Bank:
                                    State Street Bank & Trust Co., N.A.
                                    New York
                                    S.W.I.F.T. Code: SBOSUS3N ABA: 026009166

Account:                            State Street Bank & Trust Co
                                    Asian Custody Clearing Accounts, Hong Kong
Account number:                     #40435701

Favouring:                          AIG Asian Opportunity Fund, L.P.
                                    (A/c: AUS-Q5RU) DDA#00019869


NEWBRIDGE ASIA HT, L.P.

Bank:
                                    JPMorgan Chase
                                    712 Main Street
                                    Houston
                                    TX 77002, U.S.A.
                                    ABA: 113000609
                                    S.W.I.F.T. Code: TCBKUS44

Account name:                       Newbridge Asia III, L.P.
Account number:                     #46108120107

                                     ANNEX A

o Copies of the relevant portions of engagement letters, if any, with financial advisors, consultants, counsel and other advisors.

o Copies of all invoices received from financial advisors, consultants, counsel and other advisors.

o Evidence of payments previously made to financial advisors, consultants, counsel and other advisors in respect of the above invoices, if any.

o Summary of payments made to financial advisors, consultants, counsel and other advisors.